INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 21st day of December 1998, by and between T. O. Richardson Trust, a Massachusetts business trust (the "Trust") created pursuant to that certain Declaration of Trust of T.O. Richardson Trust dated June 2, 1998, as amended from time to time (the "Declaration"), and T.O. Richardson Company, Inc., a Connecticut corporation (the "Advisor").

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") consisting of an unlimited number of series or shares representing beneficial interests in one of the separate series or classes of shares of the Trust which are established and designated from time to time in accordance with the Declaration (each a "Series" or "Class") and, each having its own fundamental investment policies and restrictions;

         WHEREAS, the "T.O. Richardson Sector Rotation Fund" (the "Fund") is one of the Series of Shares established and designated under the Declaration;

         WHEREAS, the Trust has retained Firstar Mutual Fund Services, LLC, a Wisconsin corporation, (the "Administrator") to provide administration of the Trust's operations in respect of the Fund, subject to the control of the Board of Trustees of the Fund; and

         WHEREAS, the Trust desires to retain the Advisor to render investment management services with respect to the Fund and the Advisor is willing to render such services.

         NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

          1. Definitions. All capitalized terms used and not otherwise defined shall have the meanings given such terms in the Declaration.

          2. Investment Advisory Services. The Trust hereby engages the Advisor, on the terms and conditions hereafter set forth to provide the investment advisory and investment management services (collectively called "Investment Advisor Services") to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment program of the Fund to determine in its discretion the securities to be purchased or sold to provide the Administrator and the Trust with copies of such records concerning the Advisor's activities which the Trust shall request and that it is required to maintain, provided that the Trust gives reasonable advance notice of its request for such copies, and to render regular reports to the Administrator and to the Trust's

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                  Officers and Trustees  concerning  the Advisor's  discharge of the foregoing responsibilities.

                  The Advisor shall provide the foregoing investment advisory services subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Fund's Prospectus and Statement of Additional information, in each case as amended from time to time, and applicable laws and regulations.

                  The Advisor accepts such engagement and agrees, at its own expenses, to render the Investment Advisory Services required hereunder and to provide the office space, furnishings and equipment and the personnel required by it to perform such services on the terms and for the compensation provided herein.

          3. Portfolio Transactions. The advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best net results as described from time to time in the Fund's Prospectuses and Statement of Additional Information. The Advisor will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to the portfolio transactions as they may reasonably request.

                  It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as described from time to time by the Fund's Prospectuses and statement of Additional Information.

         4. Compensation of the Advisor. For the Investment Advisory Services and the related services to be rendered by the Advisor as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Advisor compensation at the rate specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Advisor at the

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                  end of each month,  and  calculated  by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets of the Fund. The fee shall be based on the average daily net assets of the Fund for the month involved.

                  The Advisor voluntarily may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Advisor hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Fund expense paid by the Advisor voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the appropriate Fund to the Advisor in the first, second or third (or any combination thereof) fiscal year next succeeding fiscal year, second succeeding fiscal year or third succeeding fiscal year do not exceed any limitation to which the Advisor has agreed. Such reimbursement may be paid prior to the Fund's payment of current expenses if so requested by the Advisor even if such payment may require the Advisor to waive or reduce its fees hereunder to pay current Fund expenses.

                  If at any time this Agreement is terminated, any fees or compensation for services performed shall be pro rated to the effective date of termination, and such pro rated fees or compensation shall be paid to the Advisor promptly upon receipt of an invoice therefor. All rights of compensation under this Agreement for services performed shall survive the termination of this Agreement.

          5. Excess Expenses. If the expenses for the Fund for any fiscal year (including fees and other amounts payable to the Advisor, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the Advisor shall bear such excess cost.


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                  However,  the Advisor will not bear expenses of the Fund which would result in the Fund's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code of 1986, as amended. Payment of expenses by the Advisor pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Advisor for such month pursuant to
                  Section 4, and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

         6. Reports. The Trust and the Advisor agree to furnish to each other, if applicable, current prospectuses, proxy statements and reports to shareholders in respect of the Fund, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

         7.       Status of the Advisor.

                  (a) Advisor's performance of its services required to be performed by it hereunder shall be performed as Advisor to the Trust in respect of the Fund. Nothing in this agreement shall be construed as creating an agency relationship between the Trust or the Fund and the Advisor with respect to any services or activities whether or not expressly provided for in this Agreement. Nothing in this Agreement shall be construed as creating a partnership, joint venture, co-venture, joint undertaking or employment arrangement by or between the Trust and Advisor.

                  (b) It is understood that Advisor performs or may perform investment advisory, investment management or consulting services for accounts and/or clients other than the Trust. The Trust acknowledges that Advisor may provide investment advice or consulting services to any of its other accounts and/or clients that may differ from advice given to the Trust, or take action with respect to any of its other clients accounts and/or that may differ from the nature of action recommended with respect to the Trust. It is understood that Advisor shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Trust, any security which Advisor, its principals, affiliates, employees or agents may purchase or sell for its own or their own accounts or for the account of any other client, if, in the opinion of Advisor, such transaction or investment appears unsuitable, impractical or undesirable for the Trust or does not comply with the terms and

                                                   -4-


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                 provisions of the Fund's Prospectus and Statement of Additional
                 Information.

         8. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

          9. Limitation of Liability and Indemnification of the Advisor. The duties of the Advisor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Advisor hereunder. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Advisor" shall include directors, officers, employees and other corporate agents of the Advisor as well as that corporation itself).

                  The Trust shall indemnify the Advisor (as such term is defined for purposes of this paragraph 9) and hold it harmless from and against any and all actions, suites and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the services rendered to the Trust hereunder except to the extent that losses, damages, costs, charges, fees, disbursements, payments, expenses or liabilities are found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or federal securities laws which cannot be waived or modified hereby. The indemnity and defense provisions set forth in this
                  Section 9 shall indefinitely survive the termination of this Agreement.

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



                  The rights hereunder shall include the right to reasonable advances or defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply however, it is understood that if in any case the Trust may be asked to indemnify or hold the Advisor harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Advisor will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present probability of such a claim or indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

                  The Advisor may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Advisor's duties, and the Advisor shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

          10. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Advisor are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Advisor (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, broker transactions for the Trust may be effected through affiliates of the Advisor if approved by the Board of Trustees, subject to applicable provisions of the 1940 Act, the Exchange Act and the rules and regulations promulgated thereunder

          11. License of the Advisor's Name. The Advisor hereby agrees to grant a non-exclusive license to the Trust for use of its name in the name of the Fund for the term of this Agreement and such license shall terminate upon termination of this Agreement.

          12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
                  (b) by the Trustees of the Trust or by Majority Shareholder Vote; provided however, that if the Shareholders of the Fund fail to approve the Agreement as provided herein, the Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations promulgated thereunder.

                  This Agreement may be terminated as to the Fund at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by Majority Shareholder Vote on not less than 30 days nor more than 60 days written notice to the Advisor, or by the Advisor at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

                  As used in this Section 12, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations promulgated thereunder, subject to such exemptions as may be granted from time to time by the Securities and Exchange Commission under said Act.

          13. Change in the Advisor's Owners and Executive Officers. The Advisor agrees that it shall notify the Trust of any change in the owners and executive officers of the Advisor within a reasonable time after such change.

          14. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if (i) delivered by overnight delivery by a nationally recognized carrier service
               (ii) sent by telefax or (iii) sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at and if to the Advisor; at Two Bridgewater Road, Farmington, Connecticut 06032, Telefax (860) 678-8793. Any notice shall be deemed given when received if sent by Telefax or by courier server or 3 days after mailing, if mailed.

          15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          16. Governing Law. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

The Fund shall not be liable for the obligations of any other Series or Class of the Trust. Without limiting the generality of the foregoing, the Advisor shall look only to the assets of the Fund for payment of fees for services rendered to the Fund.

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the day and year first written above.

T.O. RICHARDSON TRUST

By: /s/ Samuel Bailey, Jr.
---------------------------------------
Samuel Bailey, Jr.

T.O. RICHARDSON COMPANY, INC.


By: /s/ Samuel Bailey, Jr.
---------------------------------------
Samuel Bailey, Jr.

                                               FEE SCHEDULE



Fund                                                   Fee

T.O. Richardson Sector Rotation                        1.50% of the Fund's average daily net
Fund                                                   assets.  The fee is accrued daily and
                                                       payable monthly.
T.O. Richardson Index Rotation Fund                    1.25% of the Fund's average daily net
                                                       assets.  The fee is accrued daily and
                                                       payable monthly.













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